EXECUTION VERSION

UNISYS CORPORATION
and
HSBC BANK USA, NATIONAL ASSOCIATION as Trustee

———————
SECOND SUPPLEMENTAL INDENTURE
Dated as of July 30, 2009
TO
INDENTURE
Dated as of March 1, 2003
———————
6 7/8% SENIOR NOTES DUE 2010
8% SENIOR NOTES DUE 2012
8 1/2% SENIOR NOTES DUE 2015

SECOND SUPPLEMENTAL INDENTURE dated as of July 30, 2009 (this “Supplemental Indenture”), to the Indenture dated as of March 1, 2003 (the “Base Indenture”) between Unisys Corporation, a Delaware corporation (the “Issuer”), and HSBC Bank USA, National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer and the Trustee have heretofore executed and delivered the Base Indenture, and the Issuer has issued pursuant to the Base Indenture its 6 7/8% Senior Notes due 2010 (the “2010 Notes”), 8% Senior Notes due 2012 (the “2012 Notes”) and 8 1/2% Senior Notes due 2015 (the “2015 Notes” and, together with the 2010 Notes and the 2012 Notes, the “Securities”);

WHEREAS, Section 8.2 of the Base Indenture provides that with the consent (evidenced as provided in Article 7 of the Base Indenture) of the Holders (as defined in the Base Indenture) of not less than a majority in aggregate principal amount of the outstanding Securities of each series affected by a supplemental indenture, the Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may amend or supplement the Base Indenture, subject to certain limitations set forth in the Base Indenture;

WHEREAS, the Issuer has solicited the consents of the Holders of the Securities pursuant to the confidential offering circular and consent solicitation statement dated June 30, 2009 (as the same may be amended or supplemented from time to time, the “Offering Circular”), and the related letter of transmittal and consent dated June 30, 2009 (as the same may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offering Circular, the “Offering Documents”), to the proposed amendments to the Base Indenture upon the terms and conditions set forth therein (the “Amendments”);

WHEREAS, the Issuer has received and delivered or caused to be delivered to the satisfaction of the Trustee the consents of the Holders of at least a majority in outstanding principal amount of each series of the Securities to the Amendments in accordance with the Offering Documents;

WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by a Board Resolution (as defined in the Base Indenture) of the Issuer;

WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto; and

WHEREAS, the Amendments contained herein will become operative (the “Operative Date”) upon the acceptance for exchange of at least a majority in outstanding principal amount of each series of the Securities that are validly tendered and not withdrawn on or prior to the expiration date contemplated by the Offering Documents.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Issuer and the Trustee hereby agree as follows:

ARTICLE 1

Section 1.1 Definitions.

Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Base Indenture.

ARTICLE 2

Section 2.1 Amendments to Table of Contents.

The Table of Contents of the Base Indenture is amended with respect to the Securities by deleting the titles to Section 3.6 and Section 3.7 and inserting, in each case, in lieu thereof the phrase “[intentionally omitted]”.

ARTICLE 3

Section 3.1 Elimination of Certain Definitions in Article 1 of the Base Indenture.

Section 1.1 of the Base Indenture is amended with respect to the Securities by deleting all definitions of terms, and references to definitions of terms, that are used exclusively in the text of the Base Indenture and in the text of the Securities that are being otherwise eliminated by this Supplemental Indenture.

Section 3.2 Elimination of Certain Provisions in Article 3 of the Base Indenture.

(a) Section 3.6 of the Base Indenture is amended with respect to the Securities by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(b) Section 3.7 of the Base Indenture is amended with respect to the Securities by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 3.3 Elimination of Certain Provisions in Article 5 of the Base Indenture.

Section 5.1 of the Base Indenture is amended with respect to the Securities by deleting the text of clauses (d) and (g) in their entirety and inserting, in each case, in lieu thereof the phrase “[intentionally omitted]”.

Section 3.4 Elimination of Certain Provisions in Article 10 of the Base Indenture.

(a) Section 10.1 of the Base Indenture is amended with respect to the Securities by deleting the text of clause (3) in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(b) Section 10.3 of the Base Indenture is amended with respect to the Securities by deleting the text of clause (3) in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

ARTICLE 4

Section 4.1 Effectiveness of Amendments to Base Indenture.

This Supplemental Indenture shall be effective upon its signing by the parties hereto and the Amendments shall not be operative until the Operative Date. In case of conflict between the terms and conditions contained in the Securities and those contained in the Base Indenture, as modified by this Supplemental Indenture, the provisions of the Base Indenture, as modified by this Supplemental Indenture, shall control.

Section 4.2 Continuing Effect of Base Indenture.

Except as expressly provided herein, all of the terms, provisions and conditions of the Base Indenture and the Securities shall remain in full force and effect.

Section 4.3 Construction of Supplemental Indenture.

This Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Base Indenture with respect to the Securities and shall be construed in connection with and as part of the Base Indenture for all purposes with respect to the Securities, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Base Indenture shall be bound by the Base Indenture as amended by this Supplemental Indenture. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

Section 4.4 Trust Indenture Act Controls.

If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision that is required to be included in this Supplemental Indenture or the Base Indenture by the Trust Indenture Act of 1939, as amended, as in force at the date that this Supplemental Indenture is executed, the provisions required by said Act shall control.

Section 4.5 Trustee Disclaimer.

The recitals contained in this Supplemental Indenture shall be taken as the statements of the Issuer and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

Section 4.6 Counterparts.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy (including facsimile copies) shall be an original, but all of them together represent the same agreement.

Section 4.7 Severability.

In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected.

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

UNISYS CORPORATION

By /s/ Scott A. Battersby

Name: Scott A. Battersby Title: Vice President and Treasurer

HSBC BANK USA, NATIONAL ASSOCIATION,

as Trustee,

By /s/ Herawattee Alli

Name: Herawattee Alli Title: Vice President